UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

RESOURCE REAL ESTATE INVESTORS 7, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53962

Delaware	26-2726308
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Crescent Drive

Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

(Address of principal executive offices, including zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2016, RRE Woodland Village Holdings, LLC (“Woodland”), a wholly-owned subsidiary of Resource Real Estate Investors 7, L.P., sold its apartment complex located in Columbia, South Carolina to DBC Woodland Village Limited Partnership (“DBC”), an unrelated third party, for approximately $20.7 million, pursuant to that certain Agreement of Purchase and Sale dated as of July 14, 2016, between Woodland and DBC (the “Agreement”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The response to this item is included in Item 1.01 above and is incorporated herein by this reference with respect to the Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2016	RESOURCE REAL ESTATE INVESTORS 7, L.P.
By: Resource Capital Partners, Inc., its general partner

	By:	/s/ Kevin M. Finkel
	Name:	Kevin M. Finkel
	Title:	President